Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

•Delivered Q3 revenue and profitability in line with guidance
•Generated $46.0 million in cash provided by operating activities
•Delivered record product revenue of $36.7 million, consisting mainly of memory interface chips
•Closed the acquisitions of AnalogX and PLDA, bolstering Silicon IP business and CXL Memory Interconnect Initiative

SAN JOSE, Calif. – November 1, 2021 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the third quarter ended September 30, 2021. GAAP revenue for the third quarter was $81.3 million; licensing billings were $66.1 million, product revenue was $36.7 million, and contract and other revenue was $11.5 million. The Company also generated $46.0 million in cash provided by operating activities.

“Rambus delivered a strong third quarter, supported by great execution from the team,” said Luc Seraphin, chief executive officer of Rambus. “We are well positioned for continued profitable growth as demonstrated by this quarter’s record product revenue from memory interface chips. Strategically, we continue to scale the business as the integrations of AnalogX and PLDA are well underway with the new teams already contributing new products and design wins.”

Quarterly Financial Review - GAAP	Three Months Ended September 30,
(In millions, except for percentages and per share amounts)	2021	2020
Revenue
Product revenue	$36.7	$29.8
Royalties	33.1	16.6
Contract and other revenue	11.5	10.5
Total revenue	81.3	56.9
Cost of product revenue	13.1	9.7
Cost of contract and other revenue	1.5	1.3
Amortization of acquired intangible assets (included in total cost of revenue)	3.8	4.3
Total operating expenses (1)	58.2	54.1
Operating income (loss)	$4.7	$(12.5)
Operating margin	6%	(22)%
Net income (loss)	$3.7	$(12.7)
Diluted net income (loss) per share	$0.03	$(0.11)
Net cash provided by operating activities	$46.0	$44.1
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million and $0.2 million for the three months ended September 30, 2021 and 2020, respectively.

Quarterly Financial Review - Non-GAAP (including operational metric) (1)	Three Months Ended September 30,
(In millions)	2021	2020
Licensing billings (2)	$66.1	$63.1
Product revenue	$36.7	$29.8
Contract and other revenue	$11.5	$10.5
Cost of product revenue	$13.1	$9.7
Cost of contract and other revenue	$1.5	$1.3
Total operating expenses	$48.2	$45.8
Interest and other income (expense), net	$(0.2)	$(0.6)
Diluted share count	114	116
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below. Note that the applicable non-GAAP measures are presented and that revenue and cost of contract and other revenue are solely presented on a GAAP basis.
(2)     Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

GAAP revenue for the quarter was $81.3 million, in line with the Company’s expectations. The Company also had licensing billings of $66.1 million, product revenue of $36.7 million, and contract and other revenue of $11.5 million. The Company had GAAP cost of revenue of $18.4 million and operating expenses of $58.2 million. The Company also had total non-GAAP operating expenses of $62.8 million (which includes non-GAAP cost of revenue), in line with the Company's expectations. The Company had GAAP diluted net income per share of $0.03. The Company's diluted share count was 114 million shares. Due to the Company’s strong performance and focus on operational efficiency, the Company delivered strong results in the third quarter, with revenue and profitability in line with expectations.

Cash, cash equivalents, and marketable securities as of September 30, 2021 were $419.7 million, a decrease of $57.4 million from June 30, 2021, mainly due to approximately $97.1 million paid in connection with the acquisitions of AnalogX Inc. and PLDA Group, net of cash acquired of approximately $8.6 million, partially offset by cash provided by operating activities of approximately $46.0 million.

2021 Fourth Quarter Outlook

The Company will discuss its full revenue guidance for the fourth quarter of 2021 during its upcoming conference call. The following table sets forth fourth quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (2)	$62 - $68	$62 - $68
Product revenue	$40 - $46	$40 - $46
Contract and other revenue	$12 - $18	$12 - $18
Total operating costs and expenses	$80 - $76	$68 - $64
Interest and other income (expense), net	($1)	($1)
Diluted share count	115	115
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences. This metric is the same for both GAAP and non-GAAP presentations.

For the fourth quarter of 2021, the Company expects licensing billings to be between $62 million and $68 million. The Company also expects royalty revenue to be between $26 million and $32 million, product revenue to be between $40 million and $46 million and contract and other revenue to be between $12 million and $18 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales, solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $80 million and $76 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $68 million and $64 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 115 million, and exclude stock-based compensation expense ($8 million), amortization expense ($4 million), non-cash interest expense on convertible notes ($2 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($2 million).

Conference Call

The Company's management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 9537075.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2021 and 2020, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, the successful integrations of AnalogX and PLDA, product and investment strategies, and the Company’s outlook and financial guidance for the fourth quarter of 2021 and related drivers. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the Novel Coronavirus (COVID-19). The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$151,871	$128,967
Marketable securities	267,857	373,682
Accounts receivable	46,674	27,903
Unbilled receivables	138,281	138,813
Inventories	8,085	14,466
Prepaids and other current assets	11,991	15,881
Total current assets	624,759	699,712
Intangible assets, net	62,431	36,487
Goodwill	279,091	183,222
Property, plant and equipment, net	51,516	57,693
Operating lease right-of-use assets	25,202	28,708
Deferred tax assets	3,846	4,353
Unbilled receivables	151,462	236,699
Other assets	4,359	4,535
Total assets	$1,202,666	$1,251,409

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,281	$8,993
Accrued salaries and benefits	15,331	23,326
Deferred revenue	20,324	10,198
Income taxes payable	20,443	20,064
Operating lease liabilities	6,501	4,724
Other current liabilities	19,295	18,559
Total current liabilities	95,175	85,864
Long-term liabilities:
Convertible notes	161,733	156,031
Long-term operating lease liabilities	30,400	34,305
Long-term income taxes payable	25,797	41,333
Deferred tax liabilities	23,888	14,276
Other long-term liabilities	17,830	6,894
Total long-term liabilities	259,648	252,839
Total stockholders’ equity	847,843	912,706
Total liabilities and stockholders’ equity	$1,202,666	$1,251,409

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Revenue:
Product revenue	$36,710	$29,769	$98,661	$92,222
Royalties	33,044	16,602	103,813	56,828
Contract and other revenue	11,528	10,544	34,049	35,359
Total revenue	81,282	56,915	236,523	184,409
Cost of revenue:
Cost of product revenue	13,157	9,661	35,989	30,281
Cost of contract and other revenue	1,456	1,267	4,029	4,000
Amortization of acquired intangible assets	3,813	4,336	12,638	13,016
Total cost of revenue	18,426	15,264	52,656	47,297
Gross profit	62,856	41,651	183,867	137,112
Operating expenses:
Research and development	35,592	33,733	99,415	105,085
Sales, general and administrative	22,210	20,182	67,956	65,209
Amortization of acquired intangible assets	359	236	817	832
Restructuring charges	—	—	368	836
Change in fair value of earn-out liability	—	—	—	(1,800)
Total operating expenses	58,161	54,151	168,556	170,162
Operating income (loss)	4,695	(12,500)	15,311	(33,050)
Interest income and other income (expense), net	2,726	3,554	8,088	14,685
Interest expense	(2,672)	(2,586)	(7,969)	(7,721)
Interest and other income (expense), net	54	968	119	6,964
Income (loss) before income taxes	4,749	(11,532)	15,430	(26,086)
Provision for income taxes	1,073	1,205	3,201	2,330
Net income (loss)	$3,676	$(12,737)	$12,229	$(28,416)
Net income (loss) per share:
Basic	$0.03	$(0.11)	$0.11	$(0.25)
Diluted	$0.03	$(0.11)	$0.11	$(0.25)
Weighted average shares used in per share calculation
Basic	108,989	113,828	111,103	113,437
Diluted	113,661	113,828	114,954	113,437

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2021	2020
Cost of product revenue	$13,157	$9,661
Adjustment:
Stock-based compensation expense	(101)	—
Non-GAAP cost of product revenue	$13,056	$9,661

Total operating expenses	$58,161	$54,151
Adjustments:
Stock-based compensation expense	(7,381)	(6,834)
Acquisition-related costs and retention bonus expense	(1,658)	(1,327)
Amortization of acquired intangible assets	(359)	(236)
Expense on abandoned operating leases	(521)	—
Non-GAAP total operating expenses	$48,242	$45,754

Interest and other income (expense), net	$54	$968
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(2,163)	(3,379)
Non-cash interest expense on convertible notes	1,927	1,823
Non-GAAP interest and other income (expense), net	$(182)	$(588)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2021 Fourth Quarter Outlook	Three Months Ended December 31, 2021
(In millions)	Low	High
Forward-looking operating costs and expenses	$79.9	$75.9
Adjustments:
Stock-based compensation expense	(8.0)	(8.0)
Amortization of acquired intangible assets	(3.9)	(3.9)
Forward-looking Non-GAAP operating costs and expenses	$68.0	$64.0

Forward-looking interest and other income (expense), net	$(1.0)	$(1.0)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1.9)	(1.9)
Non-cash interest expense on convertible notes	1.9	1.9
Forward-looking Non-GAAP interest and other income (expense), net	$(1.0)	$(1.0)